As filed with the Securities and Exchange Commission on June 3, 2022

Registration No. 333-_______
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
__________________
NEOGENOMICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	74-2897368
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9490 NeoGenomics Way Fort Myers, Florida	33912
(Address of Principal Executive Offices)	(Zip Code)

NeoGenomics, Inc. Employee Stock Purchase Plan
(Full title of the plan)

Lynn Tetrault, Esq.
Chair of the Board and Interim Chief Executive Officer
9490 NeoGenomics Way
Fort Myers, Florida 33912
Telephone: (239) 768-0600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an "emerging growth company". See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Smaller reporting company ☐
Non-accelerated filer ☐	Emerging growth company ☐
Accelerated filer ☐
(Do not check if a smaller
reporting company)
If an emerging growth company, indicate by checkmark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 of NeoGenomics, Inc., a Nevada corporation (the “Company”) pertains to 1,000,000 shares of Common Stock, par value $0.001 per share (“Common Stock”), which has been authorized for issuance under the NeoGenomics, Inc. Employee Stock Purchase Plan, as amended (the “Plan”). The Plan was originally adopted in 2006 and was amended, restated, and subsequently approved on June 6, 2013 and further amended on May 25, 2017, June 1, 2018, and June 2, 2022. The Company previously registered 191,147 shares of Common Stock on a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on June 2, 2021 (File No. 333-256704) (the “Earlier Registration Statement”).

Pursuant to General Instruction E of Form S-8, the contents of the Earlier Registration Statement are incorporated by reference in this Registration Statement and made a part hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents have been previously filed by NeoGenomics, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) and are hereby incorporated by reference into this registration statement and shall be deemed a part hereof:

(a) The Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 25, 2022;

(b) The Quarterly Report of the Company on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 9, 2022;

(c) our Current Reports on Form 8-K filed with the SEC on January 19, 2022, March 9, 2022, March 28, 2022, April 25, 2022, May 6, 2022 and May 11, 2022.

(d) The description of our Common Stock contained in the registration statement on Form 8-A (Registration No. 000-54384), filed with the SEC under Section 12(g) of the Exchange Act on May 2, 2011, as updated by the description of our Common Stock set forth in the Prospectus Supplement to our Registration Statement No. 333-186067 filed with the SEC pursuant to Rule 424(b)(5) on February 28, 2013, and any amendment or report filed with the SEC for the purpose of updating the description; and

(e) The contents of (i) the Company’s registration statement on Form S-8 (File No. 333-256704) filed with the SEC on June 2, 2021, (ii) the Company’s registration statement on Form S-8 (File No. 333-189391) filed with the SEC on June 17, 2013, (iii) the Company’s registration statement on Form S-8 (File No. 333-180095) filed with the SEC on March 14, 2012, (iv) the Company’s registration statement on Form S-8 (File No. 333-173494) filed with the SEC on April 14, 2011; (v) the Company’s registration statement on Form S-8 (File No. 333-139484) filed with the SEC on December 19, 2006.

All reports and other documents subsequently filed by the registrant pursuant to sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, except for information furnished under Item 2.02 or 7.01 of Current Report on Form 8-K, or exhibits related thereto, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Any Current Report on Form 8-K that is furnished to the SEC but not filed with the SEC is not deemed incorporated by reference into this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description of Exhibit

5.1	Opinion of Snell & Wilmer, L.L.P.

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Snell & Wilmer, L.L.P. (incorporated from Exhibit 5.1)

24.1	Power of Attorney (included on signature page hereto)

99.1
NeoGenomics, Inc. Amended and Restated Employee Stock Purchase Plan, effective April 16, 2013, as approved by the Company’s stockholders on June 6, 2013 (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-8 filed with the SEC on June 17, 2013)

99.2
First Amendment of the NeoGenomics, Inc. Amended and Restated Employee Stock Purchase Plan, as approved by the Company’s stockholders on May 25, 2017 (incorporated by reference to Annex B of the Company’s Proxy Statement on Form DEF 14A filed with the SEC on April 25, 2017)

99.3
Second Amendment to the NeoGenomics, Inc. Amended and Restated Employee Stock Purchase Plan, as approved by the Company’s stockholders on June 1, 2018 (incorporated by reference to Annex A of the Company’s Proxy Statement on Form DEF 14A filed with the SEC on April 20, 2018)

99.4
Third Amendment to the NeoGenomics, Inc. Amended and Restated Employee Stock Purchase Plan, as approved by the Company’s stockholders on June 2, 2022 (incorporated by reference to Annex A of the Company’s Proxy Statement on Form DEF 14A filed with the SEC on April 14, 2022)

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Myers, State of Florida, as of the 3rd day of June 2022.

NEOGENOMICS, INC.

By:	/s/ Lynn A. Tetrault
Name:	Lynn A. Tetrault
Title:	Chair of the Board and Interim Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of NeoGenomics, Inc., do hereby constitute and appoint Lynn Tetrault our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for her and in her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite are necessary to be done in and about the premises, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated below:

Signatures	Title(s)	Date

/s/ Lynn A. Tetrault	Chair of the Board and Interim Chief Executive Officer	June 3, 2022
Lynn A. Tetrault	(Principal Executive Officer)

/s/ William B. Bonello	Chief Financial Officer	June 3, 2022
William B. Bonello	(Principal Financial Officer)

/s/ Cynthia J. Dieter	Chief Accounting Officer	June 3, 2022
Cynthia J. Dieter	(Principal Accounting Officer)

/s/ Bruce K. Crowther	Director	June 3, 2022
Bruce K. Crowther

/s/ David J. Daly	Director	June 3, 2022
David J. Daly

/s/ Alison L. Hannah	Director	June 3, 2022
Alison L. Hannah

/s/ Stephen M. Kanovsky	Director	June 3, 2022
Stephen M. Kanovsky

/s/ Michael A. Kelly	Director	June 3, 2022
Michael A. Kelly

/s/ Rachel A. Stahler	Director	June 3, 2022
Rachel A. Stahler